TIDAL TRUST III 485BPOS

Exhibit 99(h)(iv)(ii)

SECOND AMENDMENT TO THE

TIDAL TRUST III

FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of August 26, 2024 (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 11, 2024, as amended, (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Impact Shares YWCA Women’s Empowerment ETF
●	Impact Shares NAACP Minority Empowerment ETF
●	VistaShares Artificial Intelligence Supercycle ETF
●	VistaShares Electrification Supercycle ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	7/29/2024	Date:	July 30, 2024

Exhibit A to the

Fund Accounting Servicing Agreement

Separate Series of Tidal Trust III

Name of Series:

Unity Wealth Partners Dynamic Capital ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares YWCA Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF

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